Exhibit 10.1

Execution Version

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (the “Agreement”) is entered into this 12th day of November, 2024, by and among, Organogenesis Holdings Inc., a Delaware corporation (the “Company”), Avista Healthcare Partners III, L.P., a Delaware limited partnership (“Avista Onshore”) and AHP III Orchestra Holdings, L.P., a Delaware limited partnership (“Avista Holdings” and, together with Avista Onshore, the “Subscribers” and each a “Subscriber”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

WHEREAS, the Subscribers desire to subscribe for and purchase from the Company an aggregate of 130,000 shares (the “Shares”) of its newly created Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), for a purchase price of $1,000.00 per share, or $130,000,000.00 in the aggregate (the “Purchase Price”), proportionately among the Subscribers as set forth in Schedule A, and the Company desires to issue and sell to the Subscribers such Shares in consideration of the payment of the Purchase Price by or on behalf of the Subscribers to the Company on the date hereof.

WHEREAS, pursuant to the Certificate of Designation of the Series A Convertible Preferred Stock, in substantially the form attached hereto as Exhibit A (the “Certificate of Designation”), each Share is convertible into shares of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and the shares of Common Stock issuable upon conversion of the Shares are referred to herein as the “Conversion Shares.”

WHEREAS, the Shares and the Conversion Shares collectively are referred to herein as the “Securities.”

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1:

a. “10-Day VWAP” means the volume weighted average price of the Common Stock in composite transactions for the principal U.S. national or regional securities exchange on which the shares of Common Stock are then listed as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices) for the ten (10) consecutive full Trading Days prior to and including such determination date.

b. “Acquiring Person” has the meaning set forth in Section 12.

c. “Action” means any action, claim, suit, litigation, arbitration, mediation, complaint, demand, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation.

d. “Advance Indemnification Payment” has the meaning set forth in Section 17.i(iv).

e. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Subscriber, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Subscriber will be deemed to be an Affiliate of such Subscriber.

f. “Agreement” has the meaning set forth in the Preamble.

g. “Avista Holdings” has the meaning set forth in the Preamble.

h. “Avista Onshore” has the meaning set forth in the Preamble.

i. “Block Trade” means an offering and/or sale of Registrable Securities by any Subscriber on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

j. “Board of Directors” means the board of directors of the Company.

k. “Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

l. “Certificate of Designation” has the meaning set forth in the Recitals.

m. “Closing” has the meaning set forth in Section 3.

n. “Closing Date” means the date on which the Closing occurs.

o. “Commission” has the meaning set forth in the Recitals.

p. “Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.

q. “Company” has the meaning set forth in the Preamble.

r. “Company Counsel” means Foley Hoag LLP, with offices located at 155 Seaport Boulevard, Boston, Massachusetts 02210.

s. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

t. “Company Deliverables” has the meaning set forth in Section 5.a.

u. “Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the executive officers of the Company after due inquiry of their direct reports having responsibility for the matter or matters that are the subject of the statement.

v. “Company Party” has the meaning set forth in Section 17.i(ii).

w. “Confidential Data” has the meaning set forth in Section 6.hh.

x. “Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

y. “Conversion Shares” has the meaning set forth in the Recitals.

z. “Cut Back Shares” has the meaning set forth in Section 17.b.

aa. “Definitive Proxy Statement” has the meaning set forth in Section 18.

bb. “Disclosure Materials” has the meaning set forth in Section 6.h.

cc. “Disclosure Schedules” has the meaning set forth in Section 6.

dd. “Disqualification Event” has the meaning set forth in Section 6.gg.

ee. “Effective Date” has the meaning set forth in Section 17.a(vi).

ff. “Environmental Laws” has the meaning set forth in Section 6.aa.

gg. “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

hh. “FDCA” has the meaning set forth in Section 6.jj.

ii. “Filing Date” has the meaning set forth in Section 17.a(i).

jj. “GAAP” means U.S. generally accepted accounting principles.

kk. “GDPR” has the meaning set forth in Section 6.ii.

ll. “Governmental Entity” means any instrumentality, administrative agency, commission, department, official, court, tribunal, arbitrator, mediator, board, bureau, taxing authority or any government or political subdivision thereof, whether federal, state, province, municipality, county, local or foreign, or any agency, authority, contractor, official or instrumentality of such governmental or political subdivision, or any entity exercising any executive, legislative, judicial, quasi-judicial, regulatory, taxing, importing, administrative or other governmental or quasi-governmental authority.

mm. “HCT/Ps” means Human Cells, Tissues, and Cellular and Tissue-Based Products, as defined at 21 C.F.R. § 1271.3(d).

nn. “Healthcare Laws” has the meaning set forth in Section 6.jj.

oo. “HIPAA” has the meaning set forth in Section 6.hh.

pp. “Irrevocable Transfer Agent Instructions” means the Irrevocable Transfer Agent Instructions, in the form of Exhibit C.

qq. “Intellectual Property” has the meaning set forth in Section 6.o.

rr. “IT Systems” has the meaning set forth in Section 6.hh.

ss. “Losses” has the meaning set forth in Section 17.i(i).

tt. “Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

uu. “Material Adverse Effect” means any result, event, change, development, fact, effect, condition, circumstance or occurrence that, when considered either individually or in the aggregate together with all other results, events, changes, developments, facts, effects, conditions, circumstances or occurrences, is or would be materially adverse to the results of operations, assets, prospects, business or financial condition of the Company and the Subsidiaries, taken as a whole, except that none of the following, either alone or in combination, shall be taken into account in determining whether or not there has been or may be a Material Adverse Effect: (i) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business; (ii) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein; (iii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, including the COVID-19 pandemic and related strains, epidemic or similar health emergency; (iv) national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack; (v) material changes in laws after the date of this Agreement; (vi) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, (vii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement and (viii) in and of itself, any material failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other economic performance for any period ending on or after the date of this Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(vii) of this definition); provided, that in the cases of clauses (i), (ii), (iii) and (iv), to the extent such results, events, changes, developments, facts, effects, conditions, circumstances or occurrences disproportionately affect the Company and its Subsidiaries as compared to any other Person engaged in the same or a similar industry, only such incremental disproportionate effect may be taken into account (and then only to the extent such incremental disproportionate effect is not excluded by the other exceptions in this definition).

vv. “Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(2), Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

ww. “Material Permits” has the meaning set forth in Section 6.m.

xx. “Maximum Threshold” has the meaning set forth in Section 17.d.

yy. “Meeting” has the meaning set forth in Section 18.

zz. “Minimum Takedown Threshold” has the meaning set forth in Section 17.c.

aaa. “Other Offering” has the meaning set forth in Section 17.f.

bbb. “Outside Date” means the fifth (5th) Business Day following the date of this Agreement.

ccc. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

ddd. “Personal Data” has the meaning set forth in Section 6.hh.

eee. “Piggyback Notice” has the meaning set forth in Section 17.g.

fff. “Placement Agent” means Truist Securities, Inc.

ggg. “Preliminary Proxy Statement” has the meaning set forth in Section 18.

hhh. “Press Release” has the meaning set forth in Section 11.

iii. “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be The Nasdaq Capital Market.

jjj. “Privacy Laws” has the meaning set forth in Section 6.ii.

kkk. “Privacy Statements” has the meaning set forth in Section 6.ii.

lll. “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

mmm. “Process” or “Processing” has the meaning set forth in Section 6.ii.

nnn. “Products” means, collectively, the products (including products under development) developed, manufactured, marketed, sold, commercialized or distributed by or on behalf of the Company and its Subsidiaries.

ooo. “Proposal” has the meaning set forth in Section 18.

ppp. “Purchase Price” has the meaning set forth in the Recitals.

qqq. “Registrable Shares” means all Securities without taking into account any limitations upon conversion set forth in the Certificate of Designation; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company, (iii) such security is eligible to be sold pursuant to Rule 144 without any limitation as to volume of sales and without the holder needing to comply with any method of sale requirements or notice requirements under Rule 144, or (iv) such security shall cease to be outstanding following its issuance.

rrr. “Regulation D” has the meaning set forth in the Recitals.

sss. “Required Approvals” has the meaning set forth in Section 6.e.

ttt. “Resale Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 17 hereof, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements.

uuu. “Restriction Termination Date” has the meaning set forth in Section 17.b.

vvv. “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

www. “Sale Expenses” has the meaning set forth in Section 17.h.

xxx. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

yyy. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject or target of any Sanctions.

zzz. “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

aaaa. “SEC Reports” has the meaning set forth in Section 6.h.

bbbb. “SEC Restrictions” has the meaning set forth in Section 17.b.

cccc. “Secondary Piggyback Registration” has the meaning set forth in Section 17.g.

dddd. “Securities” has the meaning set forth in the Recitals eeee. “Securities Act” has the meaning set forth in the Recitals.

ffff. “Selling Securityholder Questionnaire” has the meaning set forth in Section 17.a.

gggg. “Series A Preferred Stock” has the meaning set forth in the Recitals.

hhhh. “Shares” has the meaning set forth in the Recitals.

iiii. “Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

jjjj. “Staff” means the staff of the Commission.

kkkk. “Stockholder Approval” has the meaning set forth in Section 6.e.

llll. “Submissions” has the meaning set forth in Section 6.jj.

mmmm. “Subscriber” or “Subscribers” has the meaning set forth in the Preamble.

nnnn. “Subscriber Deliverables” has the meaning set forth in Section 5.b.

oooo. “Subscriber Party” has the meaning set forth in Section 14.

pppp. “Subscription” has the meaning set forth in Section 2.

qqqq. “Subscription Amount” means, with respect to each Subscriber, the aggregate amount to be paid for the Shares purchased hereunder as indicated in Schedule A.

rrrr. “Subsidiary” means any subsidiary of the Company, including any subsidiary of the Company formed or acquired after the date hereof.

ssss. “Tax” or “Taxes” means all federal, state, local, non-U.S. and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, real property, personal property, payroll, escheat, unclaimed property, windfall profits, environmental, capital stock, social security (or similar), unemployment, disability, registration, alternative or add-on minimum, estimated, or other taxes, fees, assessments, customs, duties, levies, imposts or charges of any kind whatsoever, whether disputed or not, together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto.

tttt. “Tax Returns” means any return, statement, schedule, declaration, claim for refund, report, document or form filed or required to be filed with respect to Taxes, including any amendment, attachment and supplement thereof.

uuuu. “Tax Treatment” has the meaning set forth in Section 22.b.

vvvv. “Trading Affiliate” has the meaning set forth in Section 7.g.

wwww. “Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (formerly OTC Markets Inc.) (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

xxxx. “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

yyyy. “Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Certificate of Designation, the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.

zzzz. “Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 1 State Street, 30th Floor, New York, New York 10004, or any successor transfer agent for the Company.

aaaaa. “Underwritten Shelf Takedown” has the meaning set forth in Section 17.c.

bbbbb. “Withdrawal Notice” has the meaning set forth in Section 17.e.

2. Subscription.

a. Subject to the terms and conditions hereof, the Subscribers hereby agree to subscribe for and purchase, proportionately among the Subscribers as set forth in Schedule A, and the Company hereby agrees to issue and sell to the Subscribers, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”).

3. Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall take place at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210, or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree, on the date hereof substantially concurrently with the execution of this Agreement.

4. Payment. Payment of the purchase price for the Shares shall be made by wire transfer of immediately available funds to an account designated in advance in writing by the Company. On the Closing Date, the Company shall irrevocably instruct the Transfer Agent to deliver to each Subscriber a book-entry statement evidencing the number of Shares such Subscriber is purchasing as is set forth on Schedule A.

5. Closing Deliveries.

a. On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Subscribers the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) facsimile or other electronic copies of one or more book-entry statements from the Transfer Agent evidencing the Shares subscribed for by the Subscribers hereunder, registered in the name of the Subscribers as set forth on the signature page to this Agreement;

(iii) a legal opinion of Company Counsel, dated as of the Closing Date, executed by such counsel and addressed to the Subscribers and the Placement Agent, in a form reasonably acceptable to such parties;

(iv) the Certificate of Designation shall have been filed with the Secretary of State of Delaware, which Certificate of Designation shall continue to be in full force and effect as of the Closing Date;

(v) Irrevocable Transfer Agent Instructions, duly executed by the Company and acknowledged in writing by the Transfer Agent, instructing the Transfer Agent to deliver the book-entry statements evidencing the number of Shares purchased by each Subscriber, registered in the name of such Subscriber; and

(vi) a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents, the filing of the Certificate of Designation and the issuance of the Securities, (b) certifying the current versions of the certificate of incorporation, as amended, the Certificate of Designation and bylaws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit D.

b. On or prior to the Closing, each Subscriber shall deliver or cause to be delivered to the Company the following (the “Subscriber Deliverables”):

(i) this Agreement, duly executed by such Subscriber;

(ii) its Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth as the “Purchase Price” for such Subscriber indicated in Schedule A; and

(iii) a fully completed and duly executed Accredited Investor Questionnaire (the “Accredited Investor Questionnaire”), satisfactory to the Company, in the form attached hereto as Exhibit B.

6. Representations and Warranties of the Company. Except (i) as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, or (ii) disclosed in the SEC Reports filed with or furnished to the Commission before the date of this Agreement (but excluding any “risk factors” or “forward-looking statements” or any other disclosure to the extent that such disclosure is cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Subscribers and the Placement Agent:

a. Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in the SEC Reports. Except as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

b. Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Company’s Knowledge, has been threatened in writing in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

c. Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and the reservation for issuance and issuance of the Conversion Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than making or obtaining the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

d. No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares and the reservation for issuance and issuance of the Conversion Shares) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract or contract with any Government Entity, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or (iii) subject to making or obtaining the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Subscribers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

e. Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party (including, without limitation, the issuance of the Shares and the reservation for issuance and issuance of the Conversion Shares), other than (i) the filing with the Commission of one or more Resale Registration Statements in accordance with the requirements hereof, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 11 of this Agreement, (vi) approval of the Proposals by the stockholders of the Company (the “Stockholder Approval”) and (vii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

f. Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Conversion Shares issuable upon conversion of the Shares have been duly authorized and, when issued in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Subscribers in this Agreement and the Accredited Investor Questionnaire, the Securities will be issued in compliance with all applicable federal and state securities laws. As of the Closing Date, the Company shall have reserved from its duly authorized capital stock the number of Conversion Shares issuable upon conversion of the Shares. The Company shall, so long as any of the Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Shares, the number of shares of Common Stock issuable upon the conversion thereof (without taking into account any limitations set forth in the Certificate of Designation).

g. Capitalization. The number and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of the date hereof is set forth in Schedule 6.g hereto. The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect stock option exercises and the vesting of restricted stock unit awards that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in Schedule 6.g hereto or as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Subscribers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities other than the Stockholder Approval. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

h. SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports,” and the SEC Reports, together with the Disclosure Schedules, being collectively referred to as the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed as an exhibit to the SEC Reports. There are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the SEC Reports that are not so filed.

i. Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

j. Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto); (b) no material change to any Material Contract has been entered into that has not been disclosed in the SEC Reports; (c) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (d) there has not been any other event or condition of any character that has been or would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

k. Litigation. There are no Actions pending or, to the Knowledge of the Company, threatened in writing against the Company or any of the Subsidiaries or any of their respective properties or any executive officer or member of the Board of Directors of the Company or any Subsidiary acting in his or her capacity as an executive officer or member of the Board of Directors before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. There are no Actions pending against the Company or any of the Subsidiaries before any governmental authority that are required under the Securities Act to be described in the SEC Reports that are not so described.

l. Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and each of the Company its Subsidiaries believes that its respective relationship with its employees is good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s Knowledge, no executive officer is in violation of any term of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

m. Compliance ; Regulatory Permits. The Company and its Subsidiaries are, and during the last three (3) years, have been, in material compliance with all applicable laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality. Neither the Company nor any of its Subsidiaries is, and during the last three (3) years, has been, in violation of, or has received any notices, warnings or other communications from any employee, Governmental Entity or third party alleging violations, breach or noncompliance with, or threatening any investigation with respect to, any laws, statutes, ordinances, rules or regulations of any Governmental Entity, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries possess all certificates, licenses, authorizations, permits, registrations, approvals, clearances, listings, grants, exemptions, orders and consents (collectively, “Permits”), each of which is valid and in full force and effect, issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as currently conducted and as described in the SEC Reports, except where the failure to possess such Permits or the invalidity or ineffectiveness of such Permits, individually or in the aggregate, has not and would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”). Neither the Company nor any of its Subsidiaries has received any notice of Proceedings relating to the revocation or modification of any such Material Permits.

n. Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them. Other than as disclosed in the SEC Reports, the Company and its Subsidiaries have good and marketable title to all tangible personal property owned by them that is material to the business of the Company and its Subsidiaries, taken as whole, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

o. Intellectual Property. The Company and its subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property necessary for, or used in the conduct of their respective businesses (including as described in the SEC Reports) (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company and the Subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. Except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (i) other than third parties who own Intellectual Property and from which the Company or its Subsidiaries license the rights to such Intellectual Property, there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and, (ii) to the Company’s Knowledge, there is no infringement by third parties of any Intellectual Property. No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened: (A) challenging the Company’s or the Subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of the Subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of the Subsidiaries in all material respects, and to the Company’s knowledge all such agreements are in full force and effect. To the Company’s Knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and the Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property.

p. Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage and clinical trial liability coverage. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

q. Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act that has not otherwise been appropriately disclosed in accordance with the Exchange Act.

r. Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The Company’s auditors and the audit committee of the Board of Directors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

s. Brokers and Finders. Other than the Placement Agent, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

t. Private Placement. Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 7 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires provided by the Subscribers, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Subscribers under the Transaction Documents. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

u. Investment Company The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be, or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

v. Registration Rights. Other than each of the Subscribers pursuant to Section 17 hereof or such rights that have been fulfilled or waived, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

w. Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve months preceding the date of this Agreement, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all listing and maintenance requirements of the Principal Trading Market on the date hereof.

x. Application of Takeover Protections; Rights Agreements. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to any of the Subscribers as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Subscribers’ ownership of the Securities.

y. General Solicitation; No Integration or Aggregation. Neither the Company nor any other Person authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Securities pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the Securities sold pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Principal Trading Market.

z. Tax Matters. The Company and its Subsidiaries have timely filed (taking into account any extension of time within which to file) all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law and all such Tax Returns were true, correct and complete in all material respects, and have timely paid (taking into account any extension of time within which to pay) all Taxes required to have been paid by them, except for those which are being contested in good faith (and with respect to which there are adequate accruals or reserves on the financial statements of the Company and its Subsidiaries) and except where failure to timely file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal income tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its Subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. At all times since inception, the Company has been and continues to be classified as a corporation for U.S. federal income tax purposes. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the period specified in Code Section 897(c)(1)(A)(ii).

aa. Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would have, individually or in the aggregate, a Material Adverse Effect; and there is no pending investigation or, to the Company’s Knowledge, investigation threatened in writing that might lead to such a claim.

bb. Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) taken any action that would reasonably be expected to subject the Company or any of its Subsidiaries to any damage or penalty in any criminal or governmental litigation or proceeding under any provision of the Foreign Corrupt Practices Act of 1977, as amended.

cc. Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have been or would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

dd. Acknowledgment Regarding Subscribers’ Purchase of Securities. The Company acknowledges and agrees that each of the Subscribers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Subscriber is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Subscriber or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Subscribers’ purchase of the Securities. The Company further represents to each Subscriber that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

ee. Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

ff. Sanctions. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, for the purpose of financing or facilitating any activities, business or transaction with any Sanctioned Person or in any Sanctioned Country or in any manner that would result in the violation of any Sanctions applicable to any party hereto.

gg. No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

hh. Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and, to the Company’s Knowledge, are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009 set forth at 42 U.S.C. § 17931 et seq., and all implementing regulations thereof (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws. During the last three (3) years, except as disclosed in the SEC Reports, to the Company’s Knowledge, there have been no breaches, outages or unauthorized uses of, accesses to, acquisitions of or disclosures of the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws (as defined below) or any contracts to which Company or any applicable Subsidiary is a party.

ii. Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all state laws and regulations concerning privacy and security of sensitive health information, including laws governing the use of genetic and biometric data, all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). The Company and its Subsidiaries have not, during the last three (3) years, received any written notice from any applicable Governmental Entity alleging any violation of Privacy Laws, nor has the Company or its Subsidiaries been threatened in writing to be charged with any such violation by any Governmental Entity. To ensure material compliance with the Privacy Laws, the Company and its subsidiaries have, and during the last three (3) years, have had, in place, comply with, and take all appropriate steps (including, as appropriate, implementing reasonable technical, physical or administrative safeguards) necessary to ensure compliance in all material respects with Privacy Laws and with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its Subsidiaries have not breached any business associate agreements in effect between the Company and any covered entities or business associates (as such terms are defined in HIPAA) or other data privacy or data security contract obligations. During the last three (3) years, the Company has, to the extent applicable, entered into sub-business associate agreements with all vendors who receive protected health information (as defined by HIPAA), and no subcontractor has breached any such sub-business associate agreement. The Company and its Subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of their Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

jj. Healthcare Matters. The Company and its Subsidiaries are, and during the last three (3) years, have been, in compliance with all Healthcare Laws, except where failure to comply would not be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this Agreement, “Healthcare Laws” means: (i) the Federal Food, Drug and Cosmetic Act, as amended (“FDCA”) and the Public Health Service Act (42 U.S.C. Section 201 et seq.); (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the federal Ethics in Patient Referrals or the “Stark Law” (42 U.S.C. § 1395nn), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286, 287, 1347 and 1349, the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), as well as any corollary state laws governing disclosure of payments by medical device manufacturers to health care professionals, providers, payers, and patients, the provision of healthcare products, payment and/or reimbursement for such products and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA; (iv) all laws relating to the testing, including but not limited to laboratory testing, genetic testing, clinical testing and product testing, investigation, research, development, production, processing, manufacturing, packaging, commercial distribution, dispensing, storage, transport, labeling, promotion, advertising, sale and marketing of biological products, medical devices, and HCT/Ps; (v) all laws relating to biohazardous materials and biospecimen collection, storage and testing; (vi) all laws relating to co-payment waivers, patient support programs, free products, discounts or coupons, and unlawful, unfair, or fraudulent business practices; (vii) all laws relating to the import or export of any biospecimens; (viii) all other similar local, state, federal, national, supranational and foreign laws; and (ix) the regulations promulgated pursuant to such laws set forth in subparts (i) through (viii).

(i) Except as would not be expected, individually or in the aggregate, to result in a Material Adverse Effect, during the last three (3) years, the Company has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or Governmental Entity alleging that any product, operation, or activity is in violation of any Healthcare Laws nor, to the Company’s Knowledge, is any written claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. No Governmental Entity has instituted, implemented, taken or threatened in writing to take, or, to the Knowledge of Company, intends to take, any other action against Company or its Subsidiaries the effect of which, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect.

(ii) Except as would not be expected, individually or in the aggregate, to result in a Material Adverse Effect, during the last three (3) years, the Company has filed, maintained or submitted all written reports, documents, forms, notices, applications, records, claims, notices, submissions and supplements or amendments (“Submissions”) as required by any Healthcare Laws, and all such Submissions were true, accurate and complete on the date filed, and, as required, have been corrected, updated, changed, corrected, modified or supplemented by a subsequent submission. The Company is not, and during the last three (3) years, has not been, a party to any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar written agreements with or imposed by any Governmental Entity.

(iii) The Company maintains and, during the last three (3) years, has maintained, a healthcare compliance program and the necessary policies and procedures reasonably designed to identify instances of non-compliance with Healthcare Laws and remediate any such instances. The Company’s personnel receive reasonable and routine training on the risks most pertinent to the business under such Healthcare Laws, and no Company contractors have experienced any material instances of non-compliance with Healthcare Laws.

(iv) During the last three (3) years, neither the Company nor any of its respective employees, officers, directors, or, to the Company’s Knowledge, agents has been (i) excluded, suspended or debarred, or threatened in writing with exclusion, suspension or debarment, from participation in any U.S. federal health care program or human clinical research, (ii) debarred by the FDA under 21 U.S.C. § 335a, or (iii) convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or authorized by 21 U.S.C. § 335a(b).

(v) The Company does not, and during the last three (3) years, has not, (1) engaged any licensed professionals to provide clinical services under the scope of their licenses, (2) billed or remitted claims for goods or services to any federal, state, or commercial health insurance program, (3) received grant funding from the United States government or any state government or (4) received notice from any third parties or Governmental Entity regarding any allegation of research misconduct (including falsification or fabrication of data) made involving research studies, data studies, real world evidence studies or other research for which Company has provided its products or services.

(vi) During the last three (3) years, to the extent Company provides to customers or others reimbursement, coding or billing advice regarding products offered for sale by Company and procedures related thereto, such advice is and has been (1) true, complete and correct in all material respects, (2) in compliance with all federal health care program laws, (3) in conformity with the applicable American Medical Association’s Current Procedural Terminology (CPT), the International Classification of Disease, Tenth Revision, Clinical Modification (ICD-10-CM) and other applicable coding systems, (4) includes a disclaimer advising customers to conduct individual payers to confirm coding and billing guidelines and (5) has been independently verified as supporting accurate claims for reimbursement by federal, state and commercial payors.

(vii) In the past three (3) years, there has been no voluntary or mandatory recall, removal, correction, withdrawal, suspension, seizure or discontinuance of the Products, including any field alert, field correction, market withdrawal, safety alert, or “dear doctor” letter or other similar notice or Action relating to an alleged lack of safety, efficacy or regulatory compliance of any Product (collectively, “Post-Market Actions”), and no Product manufacturing site (whether owned or operated by the Company or that of a current contract manufacturer of the Products) has been subject to a Governmental Entity shutdown or import or export prohibition. To the Knowledge of the Company, there are no facts that are reasonably likely to cause, nor has the Company received any written notice that any Governmental Entity has commenced or threatened in writing to commence any Action to cause, (i) a Post-Market Action, (ii) a change in the marketing classification or a material change in the labeling of such Products, (iii) a termination or suspension of the manufacture, import, export, marketing or distribution of such Products, or (iv) withdrawal of investigational device exemption, premarket clearance, premarket approval, approval or licensure of the Products.

(viii) Neither the Company nor its Subsidiaries are the subject of any pending or, to the Knowledge of the Company, investigation threatened in writing regarding any Product by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46,191 (September 10, 1991) and any amendments thereto (“FDA Fraud Policy”), or similar policy enforced by any other Governmental Entity. The Company has not, nor has any officer, employee, or, to the Knowledge of the Company, agent of the Company made an untrue statement of material fact to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement or omission or failed to make a statement that, at the time of such statement, disclosure or act, could reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke the FDA Fraud Policy or any similar policy.

kk. No Reliance. The Company has not relied upon the Placement Agent or legal counsel for the Placement Agent for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

7. Representations and Warranties of Subscriber. Each Subscriber hereby represents and warrants, severally and not jointly, as of the date hereof and as of the Closing Date to the Company as follows:

a. Organization; Authority. Such Subscriber is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Subscriber and performance by such Subscriber of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Subscriber is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Subscriber. Each Transaction document to which such Subscriber is a party has been duly executed by such Subscriber, and when delivered by such Subscriber in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Subscriber, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. No Conflicts. The execution, delivery and performance by such Subscriber of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Subscriber, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Subscriber is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Subscriber, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Subscriber to perform its obligations hereunder.

c. Investment Intent. Such Subscriber understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares, and will acquire the Conversion Shares (upon conversion of the Shares) as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, such Subscriber does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Subscriber does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; such Subscriber is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

d. Subscriber Status. At the time such Subscriber was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

e. General Solicitation. Such Subscriber is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement. Such Subscriber was contacted regarding the sale of the Securities by the Placement Agent or the Company (or an authorized agent or representative thereof) with whom the Subscriber entered into a verbal or written confidentiality agreement and, to the knowledge of such Subscriber, no Securities were offered or sold to it by means of any form of general solicitation or general advertising as such terms are used in Regulation D of the Securities Act.

f. Access to Information. Such Subscriber acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Subscriber or its representatives or counsel shall modify, amend or affect such Subscriber’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities. The Subscriber acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided the Subscriber with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which the Subscriber agrees need not be provided to it. In connection with the issuance of the Securities to the Subscriber, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to the Subscriber. The purchase of Securities by the Subscriber has not been solicited by or through anyone other than the Company or the Placement Agent.

g. Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Subscriber was first contacted by the Company or any other Person known by Subscriber to be acting on behalf of the Company regarding the transactions contemplated hereby, neither the Subscriber nor any Affiliate of such Subscriber which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Subscriber’s investments or trading or information concerning such Subscriber’s investments, including in respect of the Securities, and (z) is subject to such Subscriber’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Subscriber or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Subscriber and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement.

h. Brokers and Finders. Except for the Placement Agent and as otherwise contemplated by this Agreement, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Subscriber for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Subscriber.

i. Independent Investment Decision. Such Subscriber has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents. Such Subscriber understands that nothing in this Agreement or any other materials presented by or on behalf of the Company, including without limitation by the Placement Agent, to the Subscriber in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Subscriber has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Subscriber confirms that none of such Persons has made any representations or warranties to such Subscriber in connection with the transactions contemplated by the Transaction Documents. Such Subscriber has, in connection with the Subscriber’s decision to purchase Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein and the information disclosed in the Disclosure Materials, and the Subscriber has, with respect to all matters relating to the Transaction Documents and the offer and sale of the Securities, relied solely upon the advice of such Subscriber’s own counsel and has not relied upon or consulted any counsel to the Placement Agent or counsel to the Company.

j. Reliance on Exemptions. Such Subscriber understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Securities.

k. Residency. Such Subscriber’s offices in which its investment decision with respect to the Securities was made are located at the address immediately below such Subscriber’s name on its signature page hereto.

l. Acknowledgements Regarding Placement Agent by each Subscriber. Such Subscriber acknowledges and agrees that (a) the Placement Agent is acting solely as the Company’s placement agent in connection with the transactions contemplated by this Agreement and is not acting as an underwriter or in any other capacity and is not and will not be construed as a fiduciary for such Subscriber, the Company or any other person or entity in connection with the transactions contemplated by this Agreement, (b) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the transactions contemplated by this Agreement, (c) the Placement Agent and its Affiliates will have no responsibility with respect to (i) any duties or obligations other than those specifically set forth in its engagement letter with the Company (ii) any representations, warranties or agreements, whether express or implied, of any kind or character, made by any person or entity under or in connection with the transactions contemplated by this Agreement or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (iii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the transactions contemplated by this Agreement, and (d) the Placement Agent shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by you, the Company or any other person or entity), whether in contract, tort or otherwise, to such Subscriber, or to any person claiming through such Subscriber, in respect of the transactions contemplated by this Agreement. The Subscriber represents that it is making this investment based on the results of its own due diligence investigation of the Company, and has not relied on any information or advice furnished by or on behalf of the Placement Agent in connection with the transactions contemplated hereby.

m. Securities Not Registered. Each Subscriber acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Subscriber understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Subscriber unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Each Subscriber understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Subscriber’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Each Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Each Subscriber acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

The Company and each of the Subscribers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 7 and the Transaction Documents.

8. Transfer Restrictions.

a. Restrictions on Share Transfers. Each Subscriber acknowledges, agrees and covenants that such Subscriber shall not transfer the Shares to any Person without the prior written consent of the Company; provided, however, that transfers of the Shares by Subscriber (i) to its Affiliates, (ii) consisting of pro rata distributions to a Subscriber’s limited partners or other holders of equity securities of a Subscriber, (iii) in connection with any pledge, encumbrance or hypothecation in connection with any financing arrangements by a Subscriber secured by the Shares, (iv) pursuant to a tender or exchange offer, merger, consolidation or recapitalization of or involving the Company or (v) after commencement of bankruptcy or other voluntary or involuntary insolvency proceedings or restructuring by or against the Company (each of (i)-(v), a “Permitted Transfer”), shall not require the prior written consent of the Company. Notwithstanding the foregoing, Permitted Transfers shall be subject to compliance with applicable federal and state securities laws as described in Section 8.b.

b. Compliance with Laws. Notwithstanding any other provision of this Section 8, each Subscriber acknowledges that the Securities are “restricted securities” as defined under Rule 144 of the Securities Act and may be sold or transferred only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of a transfer other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 or (iv) in connection with a bona fide pledge as contemplated in Section 8.c, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Subscriber under this Agreement with respect to such transferred Securities.

c. Legends. Subject to Section 8.d, certificates, including, if applicable, book entry statements with the Transfer Agent, evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company acknowledges and agrees that a Subscriber may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company, but a Subscriber shall give the Company five (5) days’ prior written notice of any pledge and such Subscriber’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. Each Subscriber acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Subscriber and its pledgee or secured party. At the appropriate Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Each Subscriber acknowledges and agrees that, except as otherwise provided in Section 8.d, any Securities subject to a pledge or security interest as contemplated by this Section 8.c shall continue to bear the legend set forth in this Section 8.c and be subject to the restrictions on transfer set forth in Section 8.

d. Removal of Legends.

(i) In connection with any sale, assignment, transfer or other disposition of the Conversion Shares by a Subscriber pursuant to an effective registration statement, Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares, if requested by the Subscriber by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such Conversion Shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Subscriber and shall issue to the Transfer Agent the legal opinion referred to in the Irrevocable Transfer Agent Instructions, provided that, in connection therewith, that the Company has timely received from the Subscriber customary representations and other documentation reasonably acceptable to the Company.

(ii) In addition to Section 8.d.1, at any time when Conversion Shares have been registered for resale pursuant to the Resale Registration Statement, if requested by the Subscriber by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such Conversion Shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Subscriber and shall issue to the Transfer Agent the legal opinion referred to in the Irrevocable Transfer Agent Instructions, provided that, in connection therewith, the Company has timely received customary representations and other documentation reasonably acceptable to the Company from the Subscriber and its broker that will hold the Conversion Shares on behalf of the Subscriber.

(iii) The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with any legend removal pursuant to this Section 8.d.

e. Irrevocable Transfer Agent Instructions. The Company shall issue the Irrevocable Transfer Agent Instructions to the Transfer Agent, and any subsequent transfer agent, at the Closing.

f. Acknowledgement. Each Subscriber hereunder acknowledges its primary responsibilities under the Securities Act and accordingly covenants and agrees that it will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. While the Resale Registration Statement is effective, each

Subscriber hereunder may sell the Conversion Shares in accordance with the plan of distribution contained in the Resale Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Each Subscriber, severally and not jointly with the other Subscribers, agrees that if it is notified by the Company in writing at any time that the Resale Registration Statement registering the resale of the Conversion Shares is not effective or that the prospectus included in such Resale Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Subscriber will refrain from selling such Conversion Shares pursuant to the Resale Registration Statement until such time as the Subscriber is notified by the Company that such Resale Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section 8.f and each Subscriber hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this Section 8.f.

9. Reservation of Stock. Subject to Section 19, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance from and after the Closing Date, for so long as any of the Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Shares, the number of shares of Common Stock issuable upon the conversion thereof (without taking into account any limitations set forth in the Certificate of Designation).

10. Furnishing of Information. In order to enable the Subscribers to sell the Securities under Rule 144, for a period of twenty-four (24) months from the Closing, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such twenty-four (24) month period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Subscribers and make publicly available in accordance with Rule 144(c) such information as is required for the Subscribers to sell the Securities under Rule 144.

11. Securities Laws Disclosure; Publicity. By 5:00 P.M., New York City time, on the date hereof, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Subscribers disclosing all material terms of the transactions contemplated hereby. On or before 9:00 A.M., New York City time, on the Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Certificate of Designation)).

12. Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Subscriber is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Subscriber could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Securities under the Transaction Documents or under any other written agreement between the Company and the Subscribers.

13. Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares to pay expenses incurred in connection with this Agreement and for capital expenditures, working capital and general corporate purposes; provided, however, that up to $24,000,000.00 of the net proceeds shall be used solely to repurchase shares of Common Stock.

14. Indemnification of Subscribers. Subject to the provisions of this Section 14 (and in addition to the indemnification provisions set forth in Section 17), the Company will indemnify and hold each Subscriber and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Subscriber (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Subscriber Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Subscriber Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 14, such Indemnified Person shall promptly notify the Company in writing and the Company may, at its option, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. If the Company assumes the defense of a proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party will, except with the consent of the Indemnified Person, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on the Indemnified Person and (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Person in respect of such claim or litigation in favor of the Indemnified Person. No Indemnified Person will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

15. Principal Trading Market Listing. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Conversion Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Conversion Shares to be approved for listing on the Principal Trading Market as promptly as possible thereafter.

16. Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon the written request of any Subscriber. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Subscribers under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Subscriber.

17. Registration Rights.

a. Registration Procedures and Expenses. The Company shall:

(i) as soon as practicable following the date of this Agreement, but, in any event, not later than forty (40) days thereafter (the “Filing Date”), file a Resale Registration Statement with the Commission to register all of the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under Commission Rule 415). In the event that Form S-3 is not available for the registration of the Registrable Shares, the Company shall register the resale of the Registrable Shares on such other form as is available to the Company;

(ii) before filing a Resale Registration Statement or the prospectus used in connection therewith or any amendments or supplements thereto, (A) furnish to the Subscribers of the Registrable Shares covered by such Resale Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such Subscribers and their respective counsel, (B) make such changes in such documents concerning the Subscribers prior to the filing thereof as such Subscribers, or their counsel, may reasonably request and (C) not file any Resale Registration Statement or the prospectus used in connection therewith or amendments or supplements thereto to which the Subscribers, in such capacity, shall reasonably object;

(iii) use its reasonable best efforts to cause such Resale Registration Statement required by Section 17.a(i) to be declared effective as soon as practicable following notification by the Commission that the Resale Registration Statement will not be reviewed or is not subject to further review by the Commission;

(iv) prepare and file with the Commission such amendments and supplements to any Resale Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 17.e below, subject to the Company’s right to suspend pursuant to Section 17.d;

(v) furnish to the Subscribers such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Subscribers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Subscribers;

(vi) file such documents as may be required for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Subscribers and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Resale Registration Statements; provided, however, that the Company shall not be required in connection with this Section 17.a(v) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vii) upon notification by the Commission that the Resale Registration Statement has been declared effective (the date of such notification, the “Effective Date”) by the Commission, file the final prospectus under Rule 424 within the applicable time period prescribed by Rule 424;

(viii) advise the Subscribers promptly, and in any event within one (1) Business Day of (A) the effectiveness of the Resale Registration Statement or any post-effective amendments thereto, (B) any request by the Commission for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto, (C) the issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes and (D) the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

(ix) cause all Registrable Shares to be listed on each securities exchange on which equity securities by the Company are then listed, if any; and

(x) bear all expenses in connection with the procedures in paragraphs (i) through (viii) of this Section 17.a and the registration of the Registrable Shares on such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

b. Rule 415 Cutback. If at any time the Staff takes the position that the offering of some or all of the Registrable Shares in a Resale Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Subscriber to be named as an “underwriter,” the Company shall use its reasonable best efforts to persuade the Commission that the offering contemplated by such Resale Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Subscribers is an “underwriter.” The Subscribers shall have the right to review and oversee any registration or matters pursuant to this Section 17, including any participation in meetings or discussions with the Commission regarding the Commission’s position and to comment on any written submission made to the Commission with respect thereto. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 17, the Staff refuses to alter its position, the Company shall (A) remove from the Resale Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (B) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Subscriber as an “underwriter” in such Resale Registration Statement without the prior written consent of such Subscriber. Any cutback imposed on the Subscribers pursuant to this Section 17.b shall be allocated among the Subscribers on a pro rata basis and shall be applied first to any of the Registrable Shares of such Subscriber as such Subscriber shall designate, unless the SEC Restrictions otherwise require or provide or the Subscribers otherwise agree. From and after such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date”) applicable to any Cut Back Shares, all of the provisions of this Section 17.b shall again be applicable to such Cut Back Shares; provided, however, that (x) the filing deadline for the Resale Registration Statement including such Cut Back Shares shall be ten (10) Trading Days after such Restriction Termination Date, and (y) the Company shall use its commercially reasonable efforts to cause such Resale Registration Statement required by Section 17.a(i) to be declared effective as soon as practicable following the Restriction Termination Date.

c. Requests for Underwritten Shelf Takedowns. Subject to Section 17.e, at any time and from time to time when the Resale Registration Statement is effective, each Subscriber may request to sell all or any portion of their respective Registrable Shares in an underwritten offering that is registered pursuant to the Resale Registration Statement, including a Block Trade (each, an “Underwritten Shelf Takedown”), and as soon as practicable the Company shall amend or supplement the Resale Registration Statement as necessary for such purpose; provided in each case that (1) the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Shares proposed to be sold in such Underwritten Shelf Takedown with a total offering price reasonably expected to exceed, in the aggregate, $50.0 million (based on the closing price on the Trading Day immediately preceding the date of the demand) (the “Minimum Takedown Threshold”) and (2) the Subscribers may make only one demand of Underwritten Shelf Takedown in any 12-month period (or three demands in respect of Block Trades). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company at least ten (10) Business Days (or three (3) Business Days in the event of a Block Trade) prior to the public announcement of such Underwritten Shelf Takedown, which notice shall specify the approximate number of Registrable Shares proposed to be sold in the Underwritten Shelf Takedown. The Company shall have the right to select the underwriters and their respective roles for such offering if the Company is offering any shares in such Underwritten Shelf Takedown. If the Company is not offering any shares in such Underwritten Shelf Takedown, then the underwriters (and their respective roles) in such Underwritten Shelf Takedown will be determined by the Subscribers, subject to the Company’s prior approval, which shall not be unreasonably withheld, conditioned or delayed.

d. Reduction of Underwritten Shelf Takedown. If, in connection with an Underwritten Shelf Takedown that is effectuated for the account of stockholders of the Company, including pursuant to Section 17.c, in which Registrable Shares are included, the managing underwriters of such Underwritten Shelf Takedown advise the Company in writing that, in their opinion and in consultation with the Company, the number of Registrable Shares requested to be included in such Underwritten Shelf Takedown exceeds the number that can be sold in such Underwritten Shelf Takedown and/or that the number of Registrable Shares proposed to be included in any such Underwritten Shelf Takedown would adversely affect the price per share of the equity securities to be sold in such Underwritten Shelf Takedown (such maximum number of securities or Registrable Shares, as applicable, the “Maximum Threshold”), then the number of Registrable Shares to be included in such Underwritten Shelf Takedown shall be first allocated pro rata among the Subscribers, without exceeding the Maximum Threshold, and subsequently to any other holders of securities exercising any right to participate in such Underwritten Shelf Takedown based on the amount of such Registrable Shares initially requested to be included by the applicable Subscribers pursuant to either Section 17.b or as such Subscribers may otherwise agree.

e. Withdrawal of Underwritten Shelf Takedown. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, each Subscriber shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the underwriter or underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown. Any Subscribers may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Shares proposed to be sold in the Underwritten Shelf Takedown by the Subscribers. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown for purposes of Section 17.c, unless the demanding Subscribers reimburse the Company for all expenses with respect to such Underwritten Shelf Takedown; provided that, if any Subscriber elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall continue to count as an Underwritten Shelf Takedown for purposes of Section 17.c. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Subscribers that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the expenses incurred in connection with an Underwritten Shelf Takedown prior to its withdrawal under this Section 17.e, other than if the demanding Subscribers elect to pay such expenses pursuant to the second sentence of this Section 17.e.

f. Other Offerings. Notwithstanding the foregoing, but subject to Section 17.j, at any time and from time to time when the Resale Registration Statement is on file and effective with the Commission, if any Subscriber wishes to engage in an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Offering”), such Subscriber shall notify the Company of the Other Offering at least fifteen (15) Business Days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Other Offering; provided that the Subscribers wishing to engage in the Other Offering shall use commercially reasonable efforts to cooperate with the Company and any placement agents or sales agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Other Offering; provided further that in the case of such Other Offering, only such Subscriber initiating such Other Offering shall have a right to notice of and to participate in such offering.

g. Secondary Piggyback Registration. Subject to the terms and conditions hereof, and solely with respect to any Conversion Shares for which, at the relevant time, no Resale Registration Statement is effective, whenever the Company proposes to file a registration statement under the Securities Act for the purpose of registering the equity securities of any third party, whether or not such registration statement includes the registration of shares for its own account (a “Secondary Piggyback Registration”), the Company shall give the Subscribers prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto or, in the case of an offering of equity securities from an existing registration statement, prior to the anticipated pricing date). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the Commission (or anticipated date of pricing, as applicable), the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by the Company of the proposed minimum offering price of such equity securities. Upon the written request of a Subscriber, which such written request shall specify the number of Registrable Shares then presently intended to be disposed of by such Subscriber, given within five (5) Business Days after such Piggyback Notice is received by such Subscriber, the Company, subject to the terms and conditions of this Agreement, shall use its best efforts to cause all such Registrable Shares held by the Purchaser with respect to which the Company has received such written requests for inclusion to be included in such Secondary Piggyback Registration on the same terms and conditions as the other third-party equity securities being sold in such Secondary Piggyback Registration.

h. Registration and Offering Expenses. All Sale Expenses (as defined below) incurred in connection with Section 17.c and Section 17.f shall be borne by the Company. “Sale Expenses” shall mean (a) the fees and disbursements of counsel of the Company and independent public accountants for the Company incurred in connection with the Resale Registration Statement, Underwritten Shelf Takedown, Block Trade, Other Offering or Secondary Piggyback Registration, including the expenses of any special audits or “comfort” letters required by any such Underwritten Shelf Takedown, Block Trade, Other Offering or Secondary Piggyback Registration, (b) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws (including any legal investment memoranda related thereto), all fees and expenses of custodians, transfer agents and registrars, all printing and producing expenses, (c) the reasonable fees and disbursements of one legal counsel for all Subscribers participating in any Underwritten Shelf Takedown, Block Trade or Other Offering; provided, however, that “Sale Expenses” shall not include any out-of-pocket expenses of any Subscriber, transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Shares that may be offered, which expenses shall be borne by such Subscriber.

i. Indemnification.

(i) The Company agrees to indemnify and hold harmless each Subscriber Party, to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”), joint or several, to which they may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Company or any untrue or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements in the prospectus contained therein, in the light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Resale Registration Statement and the Company will, as incurred, reimburse the Subscriber Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon: (A) an untrue statement or omission made in such Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Subscriber specifically for inclusion in the Resale Registration Statement or (B) any material breach of Section 17 of this Agreement by such Subscriber; provided further, however, that the Company shall not be liable to any Subscriber Party (or any partner, member, officer, director or controlling Person of the Subscribers) to the extent that any such Loss is caused by an untrue statement or omission made in any preliminary prospectus if either (1) (a) such Subscriber failed to send or deliver a copy of the final prospectus with or prior to, or such Subscriber failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by such Subscriber to the Person asserting the claim from which such Loss resulted and (b) the final prospectus corrected such untrue statement or omission, (2) (x) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the Commission, in accordance with Rule 172 of the Securities Act, such Subscriber thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or a Subscriber fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by such Subscriber to the Person asserting the claim from which such Loss resulted or (3) such Subscriber sold Registrable Shares in violation of such Subscribers’ covenants contained in Section 7 of this Agreement.

(ii) Each Subscriber agrees, severally and not jointly, to indemnify and hold harmless the Company and its officers, directors, Affiliates, agents and representatives and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Party” and collectively the

“Company Parties”), from and against any Losses to which the Company Parties may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of Section 17 this Agreement by such Subscriber or untrue statement of a material fact contained in the Resale Registration Statement (or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Subscriber specifically for inclusion in the Resale Registration Statement, and each Subscriber, severally and not jointly, will reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 17.i(ii) be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Subscriber in connection with any claim relating to this Section 17 and the amount of any damages such Subscriber has otherwise been required to pay by reason of such untrue statement or omission) received by such Subscriber upon its sale of the Registrable Shares included in the Resale Registration Statement giving rise to such indemnification obligation.

(iii) Promptly after receipt by any indemnified Person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Section 17.i(iii), such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified thereof, such indemnifying Person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person. After notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person for any legal expenses subsequently incurred by such indemnified Person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person or any Affiliate or associate thereof, the indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided, further, that no indemnifying Person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(iv) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(v) If the indemnification provided for in this Section 17.i is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.

(vi) Notwithstanding anything to the contrary herein, the indemnification provided for in this Section 17.i is limited to indemnification for claims related to this Section 17.

j. Prospectus Suspension. Each Subscriber acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of a Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Each Subscriber hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Subscribers notice of the suspension of the use of said prospectus and ending at the time the Company gives the Subscribers notice that the Subscribers may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed thirty (30) consecutive days or a total of forty-five (60) days in any 12-month period and in no event shall the Company provide such notice more than two times in any calendar year, and that, in the good faith judgment of the Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a Material Adverse Effect upon the Company or its stockholders. The Company shall immediately notify each Subscriber of the expiration of any period during which it exercised its rights under this Section 17.j.

k. Termination of Obligations. The obligations of the Company pursuant to Section 17.a hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (i) such time all Registrable Shares have been resold, or (ii) such time as such Shares no longer remain Registrable Shares.

l. Reporting Requirements. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Shares to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii) so long as a Subscriber owns Registrable Shares, to furnish to such Subscriber upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144 and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to Commission Form S-3 and (B) such other information as may be reasonably requested to permit the Subscriber to sell such securities pursuant to Rule 144.

m. Selling Stockholder Questionnaire. At least three (3) Trading Days prior to the filing of a Resale Registration Statement, each Subscriber shall provide the Company with a fully completed and duly executed Selling Stockholder Questionnaire, satisfactory to the Company, in the form attached hereto as Annex A.

18. Stockholder Approval. On or before June 1, 2025, the Company shall file a preliminary proxy statement (the “Preliminary Proxy Statement”) relating to the Company’s next annual meeting (the “Meeting”), which will include a proposal to approve the issuance of all Conversion Shares upon conversion of the Shares (the “Proposal”). The Company shall use its reasonable best efforts to promptly clear any comments received by the Staff on the Preliminary Proxy Statement. The Company shall, as soon as practicable following notification from the Staff that it has completed its review of the preliminary proxy statement or that it will not review the preliminary proxy statement, file and mail a definitive proxy statement for the vote of its stockholders to approve the Proposal (the “Definitive Proxy Statement”). The Company covenants and agrees that its Board of Directors shall recommend that the Proposal be approved by the Company’s stockholders at the Meeting and all meetings in which such Proposal is considered. The Company shall solicit proxies from its stockholders in the same manner as all other management proposals in such Definitive Proxy Statement and all management-appointed proxyholders shall vote their proxies in favor of such Proposal including, if requested by the Subscriber, the retention and utilization of a nationally known proxy solicitation firm. If the Company’s stockholders do not approve such Proposal at the first Meeting in which they are voted on by stockholders, the Company covenants and agrees that it will submit the Proposal for approval of the Company’s stockholders at least semi-annually until such approval is obtained.

19. Director Designation Rights. The Subscribers shall have such rights as are set forth in the Certificate of Designation.

20. Conditions Precedent to the Obligations of the Subscribers to Purchase Securities. The obligation of each Subscriber to purchase the Shares at the Closing is subject to the fulfillment to such Subscriber’s satisfaction, on or prior to the Closing Date of each of the following conditions, any of which may be waived by such Subscriber (as to itself only):

a. Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or “Material Adverse Effect”, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true in correct in all material respects (except for those representations and warranties which are qualified as to materiality or “Material Adverse Effect”, in which case such representations and warranties shall be true and correct in all respects) as of such date.

b. Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing Date.

c. No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

d. Consents. Other than the Stockholder Approval, the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals), all of which shall be in full force and effect.

e. Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

f. Listing. The Nasdaq Capital Market shall have approved the listing of additional shares application for the Conversion Shares.

g. No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission have been threatened, as of the Closing Date, in writing by the Commission.

h. Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 5.a. or Section 5.c., as applicable

i. Officer Certificate. The Company shall have delivered to each Subscriber a certificate, dated as of the Closing Date, and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 20.a and 20.b in the form attached hereto as Exhibit E.

j. Termination. This Agreement shall not have been terminated in accordance with Section 22.q herein.

21. Conditions Precedent to the Obligations of the Company to sell Securities. The Company’s obligation to sell and issue the Shares at the Closing to the Subscribers is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company:

a. Representations and Warranties. The representations and warranties made by the Subscribers contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or “Material Adverse Effect”, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date, as though made on and as of such date, except for representations and warranties that speak as of a specific date, except for such representations and warranties that speak as of a specific date, which shall be true in correct in all material respects (except for those representations and warranties which are qualified as to materiality or “Material Adverse Effect”, in which case such representations and warranties shall be true and correct in all respects) as of such date.

b. Performance. Such Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Subscriber at or prior to the Closing Date.

c. No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

d. Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities, all of which shall be in full force and effect.

e. Subscribers Deliverables. Such Subscriber shall have delivered its Subscriber Deliverables in accordance with Section 5.b. or Section 5.d., as applicable.

f. Termination. This Agreement shall not have been terminated in accordance with Section 22.q herein.

22. Miscellaneous.

a. Fees and Expenses. Except as otherwise expressly set forth in this Agreement, the parties hereto shall bear their own expenses. The Company shall reimburse Subscribers for reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents, including without limitation its reasonable and documented legal and third party advisors’ fees and expenses, up to an aggregate amount of $750,000. In addition, within five (5) business days of the Closing, the Company shall pay Avista Capital Holdings, LP a transaction fee equal to 2.0% of the Purchase Price paid by the Subscribers for the Shares by wire transfer of immediately available funds to an account designated in advance in writing by Avista Capital Holdings, LP.

b. Tax Treatment. The parties agree that for U.S. federal income and withholding tax purposes (and applicable state and local Tax purposes that follow the U.S. federal income tax treatment), it is intended that (i) the Shares shall be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulation Section 1.305-5, (ii) if a conversion of the Shares into Common Stock is effected, such transaction will be treated as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code (or similar or analogous state or local income tax law) whereby the holder of each exchanged Share is treated as transferring such Share to the Company in exchange for Common Stock, and (iii) the holders of Shares shall not be required to include as dividend income any amounts in respect of the Shares unless and until, and only to the extent that, dividends on the Shares are paid in cash (together the “Tax Treatment”). The Company will not, and will not cause or permit any of its Subsidiaries to, issue any securities, pay any dividend or make any other distribution (within the meaning of Code Section 305 and the Treasury Regulations thereunder) on any share of capital stock or other security convertible into, or exercisable or exchangeable for, any capital stock of the Company, or otherwise take any action that could, in each case, reasonably be expected to affect the Tax Treatment of the Shares. The Company and each Subscriber agree to report consistently with, and take no positions inconsistent with, the Tax Treatment on any Tax Return, including on any IRS Form 1099 or IRS Form 1042-S, except to the extent otherwise required by a change in law following the date hereof or as required by a determination within the meaning of Section 1313(a) of the Code.

c. Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Subscribers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

d. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 22.d prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 22.d on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

(i) if to Subscriber, to:

Avista Healthcare Partners III, L.P. and AHP III Orchestra Holdings, L.P.

65 East 55th Street

18th Floor

New York, NY 10022

Attn: Ben Silbert, Esq.

Email:

with a required copy to (which copy shall not constitute notice):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Jackie Cohen and Faiza Rahman

Telephone:

Email:

(ii) if to the Company, to:

Organogenesis Holdings Inc.

85 Dan Road

Canton, MA 02021

Attn: Lori Freedman, Chief Administrative and Legal Officer

Email:

with a required copy to (which copy shall not constitute notice):

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Attention: William R. Kolb and Ryan M. Rourke Reed

Telephone:

Email:

e. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Subscribers holding at least a majority in interest of the Securities, if prior to the Closing Date, to be purchased by the Subscribers hereunder, or, if after the Closing Date, held by Subscribers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Subscriber to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Subscribers who then hold Securities. Any amendment, modification, termination or waiver effected in accordance with this Section 22.e shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver.

f. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

g. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of each Subscriber. Any Subscriber may assign its rights hereunder in whole or in part to any Person to whom such Subscriber assigns or transfers any Shares in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the “Subscribers.”

h. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except (i) each Subscriber Party is an intended third party beneficiary of Section 14 and the Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 6 and the representations and warranties of the Subscribers in Section 7. The Placement Agent and its Affiliates and representatives shall be entitled to (i) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (ii) be indemnified by the Company for acting as the Placement Agent hereunder pursuant to the indemnification provisions set forth in its engagement letter with the Company.

i. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the courts of the State of New York or into the Federal Court located in New York, New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York or into the Federal Court located in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of the aforesaid courts, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

j. Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

k. Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

l. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

m. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Subscriber exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Subscriber may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

n. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

o. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Subscribers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

p. Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

q. Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or any Subscriber (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 P.M., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 22.q shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the primary cause of the failure of the Closing to occur on or before such time. Nothing in this Section 22.q shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section 22.q, the Company and the Subscriber(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Subscriber will have any liability to any other Subscriber under the Transaction Documents as a result therefrom.

IN WITNESS WHEREOF, the Company and the Subscribers have executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

ORGANOGENESIS HOLDINGS INC.

By:	/s/ David C. Francisco
	Name:	David C. Francisco
	Title:	Chief Financial Officer

Avista Healthcare Partners III, L.P.:		AHP III Orchestra Holdings, L.P.:

By: Avista Capital Partners VI GP, L.P.		By: Avista Capital Partners VI GP, L.P.
Its General Partner		Its General Partner

By:	/s/ Benjamin Silbert	By:	/s/ Benjamin Silbert
Name:	Benjamin Silbert	Name:	Benjamin Silbert
Title:	Authorized Representative	Title:	Authorized Representative

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):		Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:		Email Address:

Subscriber’s EIN:		Subscriber’s EIN:

Business Address-Street:		Business Address-Street:

65 East 55th Street, 18th Floor		65 East 55th Street, 18th Floor

New York, New York 10022		New York, New York 10022

Attn: Benjamin Silbert, Esq.		Attn: Benjamin Silbert, Esq.

Telephone No.:		Telephone No.:

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice.

[Signature Page to Subscription Agreement]

SCHEDULES:

A:	Table of Proportionate Subscription Amounts

EXHIBITS:

A:	Certificate of Designation
B:	Accredited Investor Questionnaire
C:	Form of Irrevocable Transfer Agent Instructions
D:	Form of Secretary’s Certificate
E:	Form of Officer’s Certificate
F:	Wire Instructions

ANNEXES:

Annex A: Selling Securityholder Questionnaire

SCHEDULE A

TABLE OF PROPORTIONATE SUBSCRIPTION AMOUNTS

	Number of Shares Subscribed For	Purchase Price
Avista Holdings	64,250	$64,250,000.00
Avista Onshore	65,750	$65,750,000.00
Total	130,000	$130,000,000.00

EXHIBIT A

CERTIFICATE OF DESIGNATION

(attached)

EXHIBIT B

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To: Organogenesis Holdings Inc.

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of the Series A Convertible Preferred Stock, par value $0.0001 per share (the “Securities”) of Organogenesis Holdings Inc., a Delaware corporation (the “Corporation”). The Securities are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A. BACKGROUND INFORMATION

Name of Beneficial Owner of the Securities:

Business Address:

(Number and Street)

(City)         (State)         (Zip Code)

Telephone Number: (___)

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

State of formation:	______________________	Approximate Date of formation: __________________

Were you formed for the purpose of investing in the securities being offered?

Yes ____ No ____

Taxpayer Identification No.:

PART B. ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a purchaser of Securities of the Company.

___ (1)

A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

___ (2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

___ (3)	An insurance company as defined in Section 2(13) of the Securities Act;

___ (4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

___ (5)	A Small Business Investment Company licensed by the U.S. Small Business Administration;

___ (6)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act of 1972, as amended;

___ (7)

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

___ (8)

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___ (9)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___ (10)

A tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

___ (11)

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

___ (12)	A revocable trust (including a revocable trust formed for the specific purpose of acquiring an interest in the Company) and the grantor or settlor of such trust is an Accredited Investor;

___ (13)

A “family office” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, (a) with assets under management in excess of $5,000,000, (b) that was not formed for the specific purpose of acquiring interests in the Company, and (c) whose prospective investment in the Company is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of an investment in the Company (such a family office, a “Qualified Family Office”);

___ (14)	A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, whose prospective investment in the Company is directed by its Qualified Family Office;

___ (15)	A natural person whose individual net worth, or joint net worth with that person’s spouse (excluding primary residence), at the time of his purchase exceeds $1,000,000;

___ (16)

A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

___ (17)

A natural person who holds in good standing one or more of the following professional certifications: General Securities Representative license (Series 7), Private Securities Offerings Representative license (Series 82), or Investment Adviser Representative license (Series 65)

___ (18)	A “family client,” as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, whose prospective investment in the Company is directed by that person’s Qualified Family Office.

___ (19)

An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

[NAME]

By:
Name:
Title:

EXHIBIT C

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

November 12, 2024

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attn: Margaret Lloyd

Ladies and Gentlemen:

Reference is made to that certain Subscription Agreement, dated as of November 12, 2024 (the “Agreement”), by and among Organogenesis Holdings Inc., a Delaware corporation (the “Company”), and the purchasers named on the signature pages thereto (collectively, the “Subscribers”), pursuant to which the Company is issuing to the Subscribers shares of Series A Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock”), which are convertible into shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”). The shares of Common Stock issuable upon conversion of the Series A Preferred Stock are herein referred to as the “Conversion Shares.”

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any:

(i) to designate a new class of preferred stock of the Company called the “Series A Convertible Preferred Stock”, par value $0.0001 per share, and to issue book-entry statements representing the number of shares of Series A Preferred Stock purchased by each Subscriber, registered in the name of such Subscriber, as set forth on Schedule A;

(ii) to create a share reserve for Conversion Shares with a balance equal to 34,285,654;

(iii) to issue book-entry statements representing shares of Common Stock upon transfer or resale of the Conversion Shares pursuant to the effective registration statement registering the Conversion Shares for resale (during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement) or Rule 144 under the Securities Act (“Rule 144”) (if the transferor is not an Affiliate (as defined in Rule 144) of the Company); and

(iv) to issue Conversion Shares to or upon the order of the Company from time to time upon delivery to you of a properly completed and duly executed Notice of Conversion, in the form attached hereto as Annex I.

You acknowledge and agree that so long as you have received an opinion of counsel from the Company’s external legal counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) that the Conversion Shares may be issued without any legend restricting the transfer of such Conversion Shares, unless otherwise required by law, within two (2) Trading Days of your receipt of a notice of transfer, you shall issue the book-entry credits representing the Conversion Shares, registered in the names of such transferees, and such book-entry credits shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction.

In all other cases, including in connection with the issuance of Conversion Shares, the book-entry credits for such shares of Series A Preferred Stock or Common Stock shall bear the following legend:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company understands that you shall not be required to perform any issuances or transfers of shares if (a) the Company’s request violates, or is in violation of, any terms of the applicable transfer agent agreement, (b) such an issuance or transfer of shares shall be in violation of any state or federal securities laws or regulation or (c) the issuance or transfer of shares shall be prohibited or stopped as required or directed by a court order. If the Company informs you that there is a court order stopping issuances or if the Company is of the opinion that the issuance or transfer would violate any securities laws, rules or regulations then the Company agrees to provide you a legal opinion from counsel within three (3) business days addressing the matter and, once received, you will not be obligated to perform any issuances or transfers relating to the Conversion Shares and these irrevocable instructions.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

Please be advised that the Subscribers are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Subscriber is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

ORGANOGENESIS HOLDINGS INC.

By:
Name:
Title:

Acknowledged and Agreed: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

Date: _________________, ______

Schedule A

Series A Convertible Preferred Stock

Subscriber	Shares of Series A Convertible Preferred Stock Subscribed For
AHP III Orchestra Holdings, L.P.	64,250
Avista Healthcare Partners III, L.P.	65,750
Total	130,000

Annex I

ORGANOGENESIS HOLDINGS INC.

[Date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Margaret Lloyd

Re:	Organogenesis Holdings Inc. – Notice of Conversion of Series A Convertible Preferred Stock

Ladies and Gentlemen:

Organogenesis Holdings Inc., a Delaware corporation (the “Company”), is submitting this letter to Continental Stock Transfer & Trust Company (“Continental” or “you”) in your capacity as transfer agent for the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”).

The Company hereby authorizes, directs and instructs you, as the transfer agent for the Company’s securities (the “Transfer Agent”), as follows:

1.	Effective as of [Date], convert all shares of Series A Preferred Stock listed in Annex A and held by [Name of Holder] (the “Holder”) to that number of shares of Class A Common Stock listed in Annex A.

2.	All shares of Class A Common Stock issued upon such conversion shall bear the following restrictive legend:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

[Signature page follows]

Very truly yours,

ORGANOGENESIS HOLDINGS INC.

By:
Name:
Title:

Date:

Annex A

Holder Name	Number of shares of Series A Preferred Stock	Number of shares of Class A Common Stock

EXHIBIT D

FORM OF SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Organogenesis Holdings Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Subscription Agreement, dated as of November 12, 2024, by and among the Company and the investors party thereto (the “Subscription Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Subscription Agreement.

1.

Attached hereto as Exhibit A are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company (the “Board”) at a meeting of the Board held on November 5, 2024 and by the Transaction Committee at a meeting of the Transaction Committee held on November 12, 2024, approving (i) the transactions contemplated by the Subscription Agreement and the other Transaction Documents, (ii) the filing of the Certificate of Designation and (iii) the issuance of the Securities. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.

Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.

Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.

Attached hereto as Exhibit D is a true, correct and complete copy of the Certificate of Designation of the Series A Convertible Preferred Stock, and no action has been taken to amend, modify or repeal such Certificate of Designation, the same being in full force and effect in the attached form as of the date hereof.

5.

Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign each of the Transaction Documents and related documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature
Gary S. Gillheeney, Sr.	Chief Executive Officer

David Francisco	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 12th day of November, 2024.

William R. Kolb
Secretary

I, Gary S. Gillheeney, Sr., Chief Executive Officer, hereby certify that William R. Kolb is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Gary S. Gillheeney, Sr.
Chief Executive Officer

EXHIBIT A

Resolutions

EXHIBIT B

Certificate of Incorporation

EXHIBIT C

Bylaws

EXHIBIT D

Certificate of Designation

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

The undersigned, the Chief Financial Officer of Organogenesis Holdings Inc., a Delaware corporation (the “Company”), pursuant to Section 20.i of the Subscription Agreement, dated as of November 12, 2024 by and among the Company and the investors signatory thereto (the “Subscription Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Subscription Agreement):

1.

The representations and warranties of the Company contained in the Subscription Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct in all respects) as of the date when made and as of the date hereof, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or “Material Adverse Effect”, in which case such representations and warranties are true and correct in all respects) as of such date.

2.

The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 12th day of November, 2024.

David Francisco
Chief Financial Officer

EXHIBIT F

WIRE INSTRUCTIONS

[ ]
ABA # [ ]
Account No.: _______________
Account Name: _______________

ANNEX A

Selling Securityholder Questionnaire

(attached)